Exhibit 32

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned hereby certifies that, to his/her knowledge, (i) the Form 10-Q filed by Integrity Financial Corporation (the “Issuer”) for the quarter ended March 31, 2005, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in that report fairly presents, in all material respects, the financial condition and results of operations of the Issuer on the dates and for the periods presented therein.

Integrity Financial Corporation

Date: May 10, 2005	By:	/s/ W. Alex Hall, Jr.
W. Alex Hall, Jr.
President and Chief Executive Officer

Date: May 10, 2005	By:	/s/ Susan B. Mikels
Susan B. Mikels
Chief Financial Officer